UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

AbitibiBowater Inc. (the “Company”) announced on December 10, 2010 that David J. Paterson will resign the offices of president and chief executive officer, and will resign from the board of directors effective as of January 1, 2011, and that Richard Garneau, currently a member of the board of directors, will succeed Mr. Paterson as president and chief executive officer as of that date.

Mr. Garneau, 63, joined the Company’s board of directors in June 2010. Most recently, he served as president and chief executive officer of Catalyst Paper Corporation from March 2007 to May 2010. Prior to his tenure at Catalyst, Mr. Garneau served as executive vice president, operations at Domtar Corporation. He also held a variety of roles at Norampac Inc. (a division of Cascades Inc.), Copernic Inc., Future Electronics Inc., St. Laurent Paperboard Inc., Finlay Forest Industries Inc. and Donohue Inc. Mr. Garneau is a member of the Canadian Institute of Chartered Accountants.

Outline of terms for Mr. Garneau

We have come to terms with Mr. Garneau on the principal terms of his compensation arrangements, which will be reflected in an employment agreement and which are summarized below.

Annual compensation. Mr. Garneau’s annual base salary will be $765,000 and he will be eligible to participate in the Company’s 2011 Short-Term Incentive Plan, if and when adopted by the board of directors, pursuant to which he would be eligible to receive a discretionary incentive award ranging between 50% and 150% of his annual base salary, based on performance targets to be established by the board of directors. In 2011, it is expected that the target level for Mr. Garneau will be 100% of his annual base salary.

Pension. Mr. Garneau will be eligible to participate in the Company’s defined contribution pension program pursuant to which the Company will contribute 22.5% of his aggregate compensation (defined as the sum of his annual base salary and incentive awards paid under an annual incentive plan) for his 5% contribution. He will also be eligible to participate in the 2010 AbitibiBowater Inc. Equity Incentive Plan, or the “2010 LTIP”, as determined in the board of directors’ discretion from time to time. In 2011, it is expected that Mr. Garneau will be awarded an initial grant equivalent to 225% of his annual base salary.

Severance. In the event of involuntary termination other than for “cause” (to be defined in the employment agreement), Mr. Garneau will be eligible to receive a lump sum payment equal to six weeks of eligible pay (defined as the sum of annual base salary and the average of the two last incentive awards paid under an annual incentive plan, with a maximum of 125% of target) for each year of continuous service with the Company, with a minimum of 52 weeks and a maximum of 104 weeks.

Change in control. The Company and Mr. Garneau will also enter into a change in control agreement. The change in control agreement is expected to provide that in the event of involuntary termination (other than for “cause”) or departure for “good reason” within two years of a “change in control”, Mr. Garneau will be entitled to receive three times his eligible pay (defined as the sum of his annual base salary and the average of the two last incentive awards paid under an annual incentive plan, up to 125% of target), as well as other benefits to be provided for in the agreement. “Cause,” “good reason” and “change in control” are to be defined in the agreement.

Miscellaneous. Mr. Garneau will receive a perquisite allowance of $16,000 per year, will be entitled to a club membership, will be reimbursed for expenses under the Company’s expense reimbursement policy and will be entitled to five weeks vacation per year. Mr. Garneau will continue to be indemnified pursuant to an indemnification agreement between the Company and Mr. Garneau entered into on December 9, 2010, the Company’s charter, by-laws and director and officer liability insurance policies maintained by the Company.

Summary of terms for Mr. Paterson

Status and effective date. Mr. Paterson will transition from president and chief executive officer to special executive advisor, and will resign from the board of directors of the Company (and any of its subsidiaries and affiliates, as applicable), effective as of January 1, 2011. Mr. Paterson’s employment will terminate on January 31, 2011; he will serve as a consultant to the Company from the termination date until July 31, 2011. The terms of this arrangement are contained in a separation agreement dated December 9, 2010, the principal terms of which are summarized below.

Severance. Mr. Paterson will receive a lump sum payment of $1,338,000, which is equal to the sum of 100% of his base salary (as reduced) and the average of his last two bonuses. That payment also will be made if he is involuntarily terminated without “cause” or if he resigns for “good reason” (in each case, as defined in the separation agreement) or in the event of his death or disability, in each case before January 31, 2011. The Company will continue to pay Mr. Paterson’s COBRA premiums for up to 18 months to the extent he remains eligible. The severance payment and other amounts are conditioned on the execution of an effective release of claims.

Other Benefits. Prior deferred compensation and other non-qualified retirement plan balances will be paid in accordance with the terms of the plans to the extent then vested, consistent with payments to other participants. Mr. Paterson will maintain his entitlement to his previously earned and disclosed restructuring recognition award in the amount of $765,000. Mr. Paterson will also remain eligible for an incentive award under the 2010 AbitibiBowater Inc. Short-Term Incentive Plan, as previously disclosed. In lieu of an award under the 2010 LTIP, he will receive a lump sum payment of $430,000 (equal to 25% of the value of the award he would have received under the 2010 LTIP) on July 31, 2011. He will be entitled to the reimbursement of reasonable legal fees and expenses incurred in the negotiation and documentation of the definitive separation agreement up to a maximum amount of $35,000.

Miscellaneous. Mr. Paterson will be eligible for indemnification to the extent permitted under the Company’s certificate of incorporation, its by-laws, applicable law and pursuant to an indemnification agreement between the Company and Mr. Paterson entered into on December 9, 2010, and will receive director and officer liability insurance coverage with full post-termination/post-board service tail coverage, as provided for in such governing documents and indemnification agreement.

Consulting arrangements. Mr. Paterson will serve as a consultant for six months after termination of his employment. The consulting arrangement may be terminated at any time and for any reason, except that if termination occurs or is initiated before the end of the consulting period by the Company other than for cause, by Mr. Paterson for good reason or upon his death or disability, he will receive the full compensation set forth in the next sentence. Mr. Paterson will be paid consulting fees of $150,000 per month; he will not be entitled to any benefits or other amounts from the Company during the consulting term (except as otherwise provided above).

Restrictive covenants. Pursuant to the separation agreement, Mr. Paterson will be subject to non-compete, non-solicitation and confidentiality covenants for a period of one year following the termination of the consulting arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

Dated: December 16, 2010